Exhibit 10.2

DECLARATION OF AMENDMENT

TO

MIMEDX, INC. 2006 STOCK INCENTIVE PLAN

THIS DECLARATION OF AMENDMENT, is made effective the 23rd day of January 2008, by MIMEDX, INC. (the “Company”), to the MiMedx, Inc. 2006 Stock Incentive Plan (the “Plan”).

R E C I T A L S:

WHEREAS, the Board of Directors of the Company (the “Board”) has deemed it advisable to increase the aggregate number of shares of Common Stock that may be issued pursuant to Awards (as defined in the Plan) granted under the Plan to 5,500,000 shares;

WHEREAS, Section 12 of the Plan authorizes the Board acting as the Administrator (as defined in the Plan) to amend the Plan, provided that any amendment required by Applicable Laws (as defined in the Plan) to be approved by the Company’s shareholders shall be approved by the Company’s shareholders;

WHEREAS, the Board of the Company has deemed it advisable to amend the Plan; and

WHEREAS, the Company desires to evidence such amendment of the Plan by the Board as set forth in this Declaration of Amendment.

NOW, THEREFORE, IT IS DECLARED that, effective as of the date first written above, the Plan shall be and hereby is amended as follows:

5.	Shares of Stock Subject to the Plan; Award Limitations

(a) Shares of Stock Subject to the Plan: Subject to adjustments as provided in Section 5(d), the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 5,500,000 shares. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.

(b) Award Limitations: Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply to Awards granted under the Plan, in each case subject to adjustments pursuant to Section 5(d):

(1) The maximum number of shares of Common Stock that may be issued to any one Participant under the Plan pursuant to the grant of Incentive Options shall not exceed 5,500,000 shares;

(2) If and to the extent Section 162(m) of the Code is applicable:

(A) In any calendar year, no Participant may be granted Options and SARs that are not related to an Option for more than 1,000,000 shares of Common Stock;

(B) No Participant may be granted Awards in any calendar year for more than 1,000,000 shares of Common Stock; and

(C) No Participant may be paid more than $2,000,000 with respect to any cash-settled award or awards which were granted during any single calendar year.

(For purposes of Section 5(b)(iii)(A) and (B), an Option and Related SAR shall be treated as a single Award.)

IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of MiMedx, Inc. and effective as of the date first written above.

MIMEDX, INC.

By:	/s/ John. C. Thomas, Jr.
John C. Thomas, Jr., Secretary and CFO